Exhibit 10-cc

ADVANTA CORP.
OFFICE OF THE CHAIRMAN
SUPPLEMENTAL COMPENSATION PROGRAM

SECTION 1. PURPOSE

     On May 22, 1997, the Board of Directors of Advanta Corp. (the “Company”) approved the adoption of a plan to provide supplemental compensation arrangements for the members of the Office of the Chairman in the event of a Change in Control of the Company. Accordingly, the Company has adopted this Office of the Chairman Supplemental Compensation Program (this “Program”) in accordance with the resolutions (the “Resolutions”) adopted by the Board of Directors.

SECTION 2. ELIGIBILITY

     2.1 Each of Dennis Alter, Alex W. Hart and William A. Rosoff (each an “Employee”) shall be eligible to receive Supplemental Compensation if and only if all of the following conditions are met (and the Employee is not disqualified from eligibility pursuant to Section 2.2):

          (a) The Employee is an employee of the Company at the time a Change of Control occurs; and

          (b) The Employee is terminated from employment within three (3) years after the Change of Control occurs; unless such termination is: (1) because of the Employee’s Disability or Extended Leave of Absence or death, (2) because of the Employee’s Willful Misconduct, or (3) by the Employee other than for Good Reason. In the event an Employee’s employment is terminated for any reason prior to the occurrence of a Change of Control, he shall not be entitled to any benefits under this Program by virtue of said Change of Control.

               (i) If, as a result of an Employee’s incapacity due to physical or mental illness, or as a result of any other leave of absence, the Employee shall have been absent from the full-time performance of his duties for twelve (12) consecutive months after the date of a Change of Control, the Employee may be terminated and shall not be entitled to any benefits under this Program.

               (ii) If the employment of the Employee is terminated for the Willful Misconduct of the Employee, the Employee shall not be entitled to any benefits under this Program. Termination of the Employee’s employment for Willful Misconduct shall mean termination:

                    (A) Upon the willful and continued failure by the Employee to perform a material and substantial part of his duties which the Employee fails to cure (other than any such failure resulting from incapacity due to physical or mental illness or an Extended Leave of Absence or the Employee’s termination of his employment for Good Reason), after thirty (30) days from a written demand for substantial performance is delivered to the Employee by the Company, which demand specifically identifies the manner in which the Company believes that the Employee has not substantially performed his duties; or

                    (B) Upon the commission by the Employee of a felony or of any act of willful fraud, misappropriation or dishonesty, in any case, provided that such act is materially injurious to the Company.

               (iii) The Employee shall be entitled to terminate his employment for Good Reason and receive Supplemental Compensation. The Employee’s right to terminate his own employment pursuant to this Subsection shall not be affected by his or incapacity due to physical or mental illness. The Employee’s continued employment shall not constitute consent to, or a waiver of rights with respect to, any circumstance constituting Good Reason. “Good Reason” shall mean, without the Employee’s express prior written consent, the occurrence after a Change of Control of any of the following circumstances:

                    (A) The Employee is assigned any responsibilities less significant than, or duties inconsistent with the status or the position that, the Employee held immediately prior to the Change of Control or an adverse alteration in the nature or status of the Employee’s responsibilities or in the quality or function of office accommodations, amenities or assistance provided to the Employee, from those in effect immediately prior to such Change of Control;

                    (B) A reduction in any of the Employee’s compensation as in effect on the date immediately prior to the Change of Control, or as the same may be increased from time to time thereafter, including, without limitation, the Employee’s annual base salary;

                    (C) The Company’s requirement that the Employee’s site of principal employment be more than 50 miles from the offices at which the Employee was principally employed immediately prior to the date of the Change of Control, except for required travel on the Company’s business to an extent substantially consistent with the Employee’s business travel obligations immediately prior to such Change of Control;

                    (D) The failure by the Company to pay to the Employee any portion of his compensation or compensation under any deferred compensation program of the Company within fifteen (15) days of the date such compensation is due;

                    (E) The failure by the Company to continue in effect for the benefit of the Employee any benefit plan or perquisites in which the Employee participates immediately prior to the Change of Control, unless an equitable arrangement satisfactory to the Employee (embodied in an ongoing substitute or alternative plan) has been made in writing with and executed by the Employee with respect to such plan, or the failure by the Company to continue the Employee’s participation therein (or in such substitute or alternative plan) on a basis not less favorable, both in terms of the amount of benefits provided and the level of the Employee’s participation relative to other participants, than existed at the time of the Change of Control;

                    (F) The failure by the Company to continue to provide the Employee with benefits substantially similar to those enjoyed by him under any of the life insurance, medical, dental, accident or disability plans provided by the Company in which the Employee was participating at the time of the Change of Control, the taking of any action by the Company which would directly or indirectly reduce any of such benefits to the Employee, or the failure by the Company to provide the Employee with the number of paid vacation days or Paid Time Off days to which the Employee is entitled on the basis of his years of service and position with the Company in accordance with the vacation or Paid Time Off policy applicable and in effect at the time of the Change of Control;

                    (G) The failure of the Company to obtain the unqualified agreement from any successor to assume this Program pursuant to the provisions of Section 5.1 below; or

                    (H) Any material breach by the Company of the terms of this Program or any other employment, compensation or other similar agreement between the Employee and the Company;

          (c) For purposes of this Program, a “Change of Control” shall be deemed to have occurred upon the earliest to occur of the following events: (i) the date the stockholders of the Company (or the Board of Directors, if stockholder action is not required) approve a plan or other arrangement pursuant to which the Company will be dissolved or liquidated, or (ii) the date the stockholders of the Company (or the Board of Directors, if stockholder action is not required) approve a definitive agreement to sell or otherwise dispose of assets of the Company (including, without limitation, stock of any of its wholly owned or majority-owned subsidiaries) which assets have an aggregate market value equal to 50% or more of the aggregate market value of either of (y) the total owned assets of the Company or (z) the total managed assets of the Company, in each such case, determined on a consolidated basis, or (iii) the date the stockholders of the Company (or the Board of Directors, if stockholder action is not required) approve a definitive agreement pursuant to which the Company would cease to have the exclusive power to manage assets of the Company or control all material decisions with respect to assets of the Company which assets, in either such case, have an aggregate market value equal to 50% or more of the aggregate market value of either of (y) the total owned assets of the Company or (z) the total managed assets of the Company, in each such case, determined on a consolidated basis, or (iv) the date the stockholders of the Company (or the Board of Directors, if stockholder action is not required) and the stockholders of the other constituent corporation (or its board of directors if stockholder action is not required) have approved a definitive agreement to merge or consolidate the Company with or into such other corporation, other than, in either case, a merger or consolidation of the Company in which holders of shares of the Company’s Class A Common Stock immediately prior to the merger or consolidation will have at least a majority of the voting power of the surviving corporation’s voting securities immediately after the merger or consolidation, which voting securities are to be held in the same proportion as such holders’ ownership of Class A Common Stock of the Company immediately before the merger or consolidation, or (v) the date any entity, person or group, within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, as amended (other than (x) the Company or any of its subsidiaries or any trustee or other fiduciary holding securities under an employee benefit plan or related trust sponsored or maintained by the Company or any of its subsidiaries or any person acting on behalf of the Company as an underwriter pursuant to an offering who is temporarily holding securities in connection with such offering or (y) any person who, on the date this Program is effective, shall have been the beneficial owner of or have voting control over shares of Common Stock of the Company possessing more than twenty-five percent (25%) of the aggregate voting power of the Company’s Common Stock) shall have become the beneficial owner of, or shall have obtained voting control over, more than twenty-five percent (25%) of the outstanding shares of the Company’s Class A Common Stock, or (vi) the first day after the date this Program is effective when directors are elected such that a majority of the Board of Directors shall have been members of the Board of Directors for less than two (2) years, unless the nomination for election of each new director who was not a director at the beginning of such two (2) year period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period.

     2.2 An Employee may not receive Supplemental Compensation if, at the time of the Change of Control, the Employee is party to an agreement with the Company pursuant to which the Employee has agreed that his employment will terminate in the future on a date certain which is less than three years after the date of the Change of Control.

SECTION 3. SUPPLEMENTAL COMPENSATION AMOUNT

     3.1 The Supplemental Compensation to be paid to an eligible Employee shall be determined by the Compensation Committee of the Board of Directors of the Company (or if no such committee exists, the non-employee members of the Board of Directors); provided, however, that, subject to the terms of the Resolutions, the Supplemental Compensation to be paid to an eligible Employee shall in no event exceed five million dollars ($5,000,000.00) and shall be no less than three million dollars ($3,000,000.00). In making a determination with respect to the amount of Supplemental Compensation to be paid to an eligible Employee, all facts and circumstances surrounding the Change of Control shall be considered, including, without limitation, the economic value realized by the Company or its stockholders in the Change of Control, the efforts of the Employee in effecting the transaction resulting in the Change of Control and the leadership demonstrated by the Employee during the period between the effective date of this Program and the date of the Change of Control. The amount of Supplemental Compensation shall be determined prior to the date of the Change of Control; provided, however, that if because of the nature of the Change of Control the Compensation

Committee of the Board does not have sufficient notice to determine the amount of the Supplemental Compensation prior to the Change of Control, then the amount of the Supplemental Compensation shall be determined by majority vote of the non-employee members of the Board of Directors of the Company who were members of the Board of Directors of the Company immediately prior to the Change of Control. Notwithstanding the foregoing, the Employee shall have the right, in his sole discretion, by notice to the Company, to reduce the amount of Supplemental Compensation (determined in the manner set forth above) which is payable to him.

     3.2 To the extent that a federal, state or local law requires the Company to make a payment to an Employee because of that Employee’s involuntary termination of employment and such payment is made to the Employee, the amount payable under this Program shall be correspondingly reduced by the net amount paid to the Employee. No other compensation, benefits or other amounts payable to an Employee shall reduce the amount payable under this Program, whether such amounts payable result from salary, bonus, deferred compensation, stock awards or other compensation during the term of his employment or unemployment compensation, short-term disability, worker’s compensation or long-term disability payments, if any, which may be paid to Employee after the Employee’s employment with the Company ceases. For the avoidance of doubt, to the extent that an Employee receives severance pay in connection with the cessation of his employment other than pursuant to this Program (whether pursuant to a contract or other severance plan or policy or any other benefit plan which is not a severance plan), the amount payable under this Program shall not be affected by any such payments.

SECTION 4. DISTRIBUTION OF PAYMENTS

     4.1 Payments will be made in a single lump sum payment or as may otherwise be specified by the Employee in his sole discretion. Such payment shall be made on the date upon which the Employee’s employment with the Company ceases and shall be made as designated by the Employee until all amounts due are paid in full.

     4.2 If any portion of the Supplemental Compensation to which an Employee is eligible pursuant to Section 2.1 has not been paid in full prior to the death of such Employee, the balance of such Supplemental Compensation shall be paid to the estate of such Employee.

     4.3 Prior to the date of the Change of Control, the Company will deposit in a “rabbi trust” established for the sole benefit of the Employees and in form and substance reasonably satisfactory to the Employees, the full amount of Supplemental Compensation which may become due to all Employees pursuant to this Program. If because of the nature of the Change of Control the Compensation Committee of the Board of Directors of the Company does not have sufficient notice to determine the amount of the Supplemental Compensation prior to the Change of Control, then as promptly after the Change of Control as practicable, the Company will deposit in the “rabbi trust” the full amount of Supplemental Compensation which may become due to all Employees pursuant to this Program. The amount of funds in the “rabbi trust” may be reduced by one dollar for each dollar of Supplemental Compensation paid to an Employee pursuant to the terms of this Program. Any funds remaining in the “rabbi trust” on the three year anniversary of the Change of Control which are not payable to an eligible Employee or his estate pursuant to the terms of this Program may be returned to the Company at any time after such anniversary.

SECTION 5. GENERAL PROVISIONS

     5.1 The effective date of this Program is May 22, 1997. If a Change of Control occurs, this Program may not be modified, amended or terminated until three (3) years after the Change of Control occurs. This Program shall be assumed by, and the obligations hereunder shall become the obligations of, any successor to the business and/or assets of Advanta Corp., whether by operation of law, or otherwise, and the term “Company” shall be deemed to mean such successor (other than in the definition of Change of Control set forth in Subsection 2.1(c)).

     5.2 To the extent not preempted by federal law, this Program and any and all disputes relating thereto shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania without giving effect to the principles of conflicts of law thereof.